STOCK PURCHASE AGREEMENT

        ===================================================

                   NICHOLS RESEARCH CORPORATION

                                AND

          SERIES A SHAREHOLDERS AND SERIES B SHAREHOLDERS
                                OF
                 ADVANCED MARINE ENTERPRISES, INC.

        ===================================================


                       DATED:  MAY 31, 1996

                             I N D E X

     SECTION 1 - Purchase and Sale .............................2
     1.1  Purchase of Stock ....................................2
     1.2  [Intentionally Omitted] ..............................2
     1.3  Purchase Price .......................................2
     1.4  Closing; Closing Date ................................2
     1.5  Deliveries and Proceedings at the Closing ............2
          1.5.1     Deliveries by Shareholders .................2
          1.5.2     [Intentionally Omitted] ....................2
          1.5.3     Deliveries by NRC ..........................2
          1.5.4     Other Deliveries ...........................3
     1.6  Payment of Certain Taxes .............................3
     1.7  Adjustment of Purchase Price .........................3
          1.7.1     Closing Balance Sheet ......................3
          1.7.2     Closing Balance Sheet Payments .............3
          1.7.5     Rights Not Affected ........................4

     SECTION 2 - Representations and Warranties of
          Series B Shareholders.................................4
     2.1  Authorized and Outstanding Common Stock ..............4
     2.2  Organization and Standing ............................5
     2.3  No Violation .........................................5
     2.4  Financial Statements .................................6
     2.5  Liabilities ..........................................6
     2.6  Accounts Receivable ..................................6
     2.7  Fixed Assets and Inventory ...........................7
     2.8  Contracts ............................................7
     2.9  Corporate Actions ....................................8
     2.10 Intellectual Property Rights .........................8
     2.11 Insurance Policies ...................................9
     2.12 Backlog ..............................................9
     2.13 Compensation .........................................9
     2.14 Employee Benefits ...................................10
     2.15 Environmental Matters ...............................11
     2.16 Labor and Employment Matters ........................13
     2.17 Title to Assets, Liens and Encumbrances .............14
     2.18 Customer Claims and Complaints ......................15
     2.19 Secrecy and Non-Competition Agreements ..............16
     2.20 Governmental Approvals ..............................16
     2.21 Orders, Decrees, Etc ................................16
     2.22 Compliance with the Law .............................16
     2.23 Actions Not in Ordinary Course and
          No Material Change...................................17
     2.24 Litigation and Compliances ..........................19
     2.25 Taxes and Tax Returns ...............................19
     2.26 Bank Accounts .......................................21
     2.27 Disclosure ..........................................21
     2.28 Proprietary Rights ..................................21
     2.29 Software and Information Systems ....................22
     2.30 Material Commitments ................................23
     2.31 Estoppel Provisions .................................24
     2.32 Change in Shareholdings .............................24
     2.33 Transactions With Affiliates and Related Parties ....24
     2.34 Brokers and Finders .................................24

     SECTION 3 - Representations and Warranties of
          Series A Shareholders................................24
     3.1  Authority ...........................................24
     3.2  Ownership ...........................................25
     3.3  Surrender to NRC ....................................25
     3.4  Enforceability ......................................25
     3.5  No Consent ..........................................25
     3.6  Estoppel Provisions .................................25
     3.7  Representations and Warranties Incorporated by
          Reference........................................... 25

     SECTION 4 - Representations and Warranties of NRC ........26
     4.1  Organization and Standing ...........................26
     4.2  Authorization .......................................26
     4.3  No Violation ........................................26
     4.4  Brokers or Finders ..................................26
     4.5  Investment Intent ...................................26
     4.6  Disclosure ..........................................27
     4.7  Secret Clearance ....................................27
     4.8  Disclosure Documents ................................27

     SECTION 5 - Examination of the Business ..................27

     SECTION 6 - Conditions to the obligations of NRC .........27
     6.1  No Inaccuracies .....................................28
     6.2  Compliance ..........................................28
     6.3  Delivery of Documents ...............................28
     6.4  Opinion of Counsel ..................................28
     6.5  Resignation .........................................28
     6.6  Consents ............................................28
     6.7  Employment Agreement ................................29
     6.8  Covenant Not to Compete .............................29
     6.9  UCC Searches ........................................29
     6.10 No Adverse Change ...................................29
     6.11 No Interference .....................................29
     6.12 FTC Approval ........................................29
     6.13 Form 8023-A .........................................30
     6.14 Registration Agreement ..............................30
     6.15 Cooperation .........................................30

     SECTION 7 - Conditions to the Obligations of the
          Shareholders.........................................30
     7.1  No Inaccuracies .....................................30
     7.2  Compliance ..........................................30
     7.3  Delivery of Documents ...............................31
     7.4  Opinion of Counsel ..................................31
     7.5  Employment Agreement ................................31
     7.6  Covenant Not to Compete .............................31
     7.7  Registration Agreement ..............................31
     7.8  FTC Approval ........................................31
     7.9  Cooperation .........................................31
     7.10 No Adverse Change ...................................31
     7.11 No Interference .....................................31
     7.12 Consents ............................................32

     SECTION 8 - Certain Additional Covenants of the Parties ..32
     8.1  Conduct of Business .................................32
     8.2  Preservation of Business and Goodwill ...............32
     8.3  Notification of Proceedings .........................32
     8.4  Use of "AME" Name ...................................32
     8.5  Records .............................................33
     8.6  Further Assurances; Cooperation .....................33
     8.7  Employee Benefit Plans ..............................33
          8.7.1     Employee Retirement Benefit Plans .........33
          8.7.2     Termination of Plans ......................34

     SECTION 9 - Indemnification ..............................34
     9.1  Definition ..........................................34
     9.2  Indemnification by Shareholders .....................34
     9.3  Indemnification by NRC ..............................35
     9.4  Procedure for Indemnification .......................35
     9.5  Escrow ..............................................36

     SECTION 10 - Survival of Representations and Warranties ..37

     SECTION 11 - Access to Information and Confidentiality ...37

     SECTION 12 - Press Releases ..............................38

     SECTION 13 - Further Assurances ..........................38

     SECTION 14 - Successors and Assigns ......................38

     SECTION 15 - Notices .....................................39

     SECTION 16 - Applicable Law; Dispute Resolution ..........39

     SECTION 17 - Headings and Construction ...................40

     SECTION 18 - Waivers and Amendments ......................40

     SECTION 19 - Third Party Rights ..........................40

     SECTION 20 - Expenses ....................................41

     SECTION 21 - Illegality ..................................41

     SECTION 22 - Entire Agreement ............................41

     SECTION 23 - Counterparts ................................41

     SECTION 24 - Shareholders' Representative ................41

                     STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made and entered into on this the 31st day of May, 1996, by and among:

     Nichols Research Corporation, a Delaware corporation ("NRC");

     Raymond J. Rockwell, Jr., Mary D. Mahler, Lewis R. Sheldon, Barbara S. Lamade, Frederic S. Hering, Stephen R. Leavy, Geoffrey
     D. Fuller, Robert M. Mallard, Gary M. Poquette, Barry L. Batchelor, Patrick W. Brawley, Kenneth A. Randell, and David A. Helgerson, Dennis F. Breen, F. Patrick Dougherty, Eugene R. Miller, Jr., Brian R. Hill, and Peter B. Zahn ("Series A Shareholders"); and

     Simon Glatz, Simon Glatz as Trustee of the Second Amended & Restated Simon Glatz Revocable Trust, John T. Drewry, Otto P. Jons, Rifka Glatz and Irving P. Cohen as Trustees of the Corey T. Glatz Generation Skipping Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Corey T. Glatz Residuary Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Terrance A. Glatz Generation Skipping Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Terrance A. Glatz Residuary Trust ("Series B Shareholders").

Series A Shareholders and Series B Shareholders are collectively herein referred to as the "Shareholders." The Shareholders own all of the issued and outstanding capital stock of Advanced Marine Enterprises, Inc., a Virginia corporation ("AME"). AME is engaged principally in providing naval and marine architectural and engineering services, including the development and support of analytic software systems, modeling and simulation services and simulator systems, to the Department of Navy and other customers (the "AME Business"). NRC is engaged principally in the information technology business. The Shareholders desire to sell and NRC desires to purchase all of the issued and outstanding capital stock of AME owned by the Shareholders on the terms and conditions hereinafter set forth. Upon closing of the transactions herein described, AME will be a wholly owned subsidiary of NRC.

     THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                             SECTION 1

                         PURCHASE AND SALE

     1.1 PURCHASE OF STOCK. At the closing referred to in Section 1.4, and subject to the terms and conditions hereof, the Shareholders shall sell, assign, transfer and deliver to NRC and NRC shall purchase, in exchange for the consideration set forth in Section 1.3 below, all of the issued and outstanding capital stock of AME (the "Shares").

     1.2  [INTENTIONALLY OMITTED].

     1.3 PURCHASE PRICE. NRC shall pay the Shareholders, subject to the terms and conditions hereinafter set forth, as full payment for the transfer of the Shares to NRC, the sum of Twenty Million Dollars ($20,000,000) (the "Purchase Price"). The Purchase Price shall be paid in immediately available funds and in common stock of NRC. The Purchase Price shall be allocated among the Shareholders in accordance with SCHEDULE 1.3. The Purchase Price is subject to adjustment as set forth in Section 1.7. For purposes of this Agreement, the value of the NRC common stock shall be equal to the average closing price of the NRC common stock as quoted on the NASDAQ System for the ten trading days commencing fifteen days prior to the Closing Date.

     1.4 CLOSING; CLOSING DATE. The closing of the purchase and sale provided for herein (the "Closing") shall take place on May 31, 1996, or on such other date as the parties may agree (the "Closing Date"), at the principal offices of AME in Arlington, Virginia, or at such other location as the parties may agree. At Closing, the parties will execute and deliver the documents listed in EXHIBIT "A." The parties agree that AME will report on Form 1120S all income and expenses of AME for the year ended May 31, 1996.

     1.5  DELIVERIES AND PROCEEDINGS AT THE CLOSING.  At the closing:

          1.5.1     DELIVERIES  BY  SHAREHOLDERS.   Each  Shareholder  will
deliver to NRC certificates evidencing his Shares, duly endorsed for transfer, in negotiable form, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to NRC good title to all of the Shares, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatever nature.

          1.5.2     [INTENTIONALLY OMITTED].

          1.5.3 DELIVERIES BY NRC. NRC will deliver the Purchase Price to the Shareholders in accordance with Section 1.3.

          1.5.4 OTHER DELIVERIES. The closing certificates, opinions of counsel and other documents required to be delivered pursuant to this Agreement will be delivered by the Shareholders and NRC. The Shareholders shall deposit into escrow the sum of $2,700,000 at closing to be held pursuant to the Escrow Agreement attached hereto as EXHIBIT "B." In the event of a conflicting provision between this Agreement and the Escrow Agreement, this Agreement shall control as to the parties hereto.

     1.6 PAYMENT OF CERTAIN TAXES. At or prior to the Closing, the Shareholders shall pay or cause to be paid any and all state or local transfer, document recording and other similar transactional taxes or duties (including all stock transfer taxes), if any, payable as a result of the sale or transfer of the Shares.

     1.7  ADJUSTMENT OF PURCHASE PRICE.

          1.7.1 CLOSING BALANCE SHEET. As soon as practicable, but in any event within thirty (30) days after the Closing Date, AME will, with the cooperation of the accountants for NRC, prepare and deliver to the representative of the Shareholders identified in Section 24 hereof (the "Representative") a balance sheet of AME as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied by AME. Within ten (10) days after receipt by the Representative of the Closing Balance Sheet, the Representative or NRC will notify the other party of disagreement, if any, with any amount included therein or omitted therefrom, in which case, if the parties are unable to resolve the disputed items within 15 days after such notice of disagreement, such items will be submitted to and determined by the accounting firm of Coopers & Lybrand, L.L.P. ("Coopers & Lybrand"), whose determination shall be final and binding for all purposes. The fees and disbursements of Coopers & Lybrand shall be borne 100% by NRC if the Shareholders are successful with respect to at least thirty-five percent (35%) of the aggregate amount of disputed items submitted to Coopers & Lybrand. Otherwise, such fees and disbursements shall be borne 75% by the Shareholders and 25% by NRC. In the event any change is made in the Closing Balance Sheet in accordance with this section, such balance sheet as so changed will be the "Closing Balance Sheet" for the purposes of this Agreement. The Closing Balance Sheet will be final (i) 10 days after the Closing Balance Sheet is received by the Representative and NRC in the event of no dispute or (ii) the resolution of any dispute in accordance with this section.

          1.7.2 CLOSING BALANCE SHEET PAYMENTS. The Purchase Price payable to the Shareholders will be (i) decreased by the amount, if any, by which the net assets minus liabilities reflected on the Closing Balance Sheet is less than $7,500,000 and (ii) increased by the amount, if any, by which the net assets minus liabilities reflected on the Closing Balance Sheet is more than $7,500,000. Within ten (10) business days after the Closing Balance Sheet becomes final, any net increase in the Purchase Price will be paid by NRC to each of the Shareholders in proportion to his or her respective share of the Purchase Price and any net decrease in the Purchase Price will be paid by a distribution to NRC from the Escrow Account. Any payment required to be made under this section shall be made by wire transfer of immediately available funds to an account designated by the recipient.

          1.7.4 PRE-CLOSING DIVIDENDS. The Board of Directors of AME may authorize and pay cash dividends to the Shareholders up to an aggregate of $3,500,000 during the period commencing after the Interim Balance Sheet and ending prior to the Closing, notwithstanding Section 8.1 hereof. Any such dividends declared and paid prior to the Closing shall reduce the Purchase Price by the amount of such dividend distributions with a corresponding reduction to the book value of $7,500,000 referred to in
Section 1.7.3 above. Dividends in excess of $3,500,000 may not be declared or paid without the written consent of NRC. For example, if prior to the Closing AME declares and pays a dividend of $3,500,000, the Purchase Price in Section 1.3 shall be $16,500,000 with a prorata adjustment to the allocation  contained  in  SCHEDULE 1.3 and the book value referred  to  in
Section 1.7.2 will be reduced to $4,000,000 from $7,500,000. No adjustment, however, shall be made in the escrow deposit under Section 1.5.4.

          1.7.5     RIGHTS NOT AFFECTED.  Nothing contained in this Section
1.7 or any other action on the part of NRC pursuant to the provisions of this Section shall in any way prejudice, or constitute a waiver of, any of the rights of NRC with respect to the representations and warranties of the Shareholders contained in Sections 2 and 3 hereof, the covenants of Section 8 hereof, or the indemnifications contained in Section 9 hereof.

                             SECTION 2

      REPRESENTATIONS AND WARRANTIES OF SERIES B SHAREHOLDERS

     The  Series  B  Shareholders  represent  and   warrant,   jointly  and
severally, to NRC as follows:

     2.1 AUTHORIZED AND OUTSTANDING COMMON STOCK. As of the date hereof and as of the Closing, the authorized, issued and outstanding capital stock of AME and the number of shares of authorized but unissued capital stock of AME are and will be as follows:

                           Number of          Number of          Number of
                              Shares      Shares Issued     Shares Subject
  Designation             Authorized        Outstanding         to Options
  -----------             ----------      -------------     --------------

Series A Common Stock        60,000           23,350              -0-
Series B Common Stock       500,000          246,000              -0-

All of the issued and outstanding Shares are validly issued, fully paid and
non-assessable.   Set  forth  on  SCHEDULE  2.1 is a list of Series  A
Shareholders and Series B Shareholders and the number of Shares held by such persons on the date hereof and as of the Closing Date.

AME has and at Closing will have no other authorized, issued or outstanding shares of capital stock nor any outstanding securities, bonds, convertible securities, subscription agreements, warrants, options, buy-sell agreements, or other liens, agreements or commitments relating to AME's capital stock. That certain Amended Stock Purchase Agreement (Series B Common) and the stock repurchase agreements among AME and the Series A Shareholders will be terminated upon the closing of the transactions set forth in this Agreement.

     2.2 ORGANIZATION AND STANDING. AME is and will be at Closing a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and will be at Closing duly qualified to do business in and in good standing as a foreign corporation in all other states where the nature of its business or operations or the ownership of its property requires such qualification. No jurisdiction where it is not presently qualified as a foreign corporation has made any assertion to AME that its business or operations or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. AME has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as and where it is now being conducted. A copy of AME's Articles of Incorporation and all amendments thereto as of the date hereof and a copy of its respective By-Laws, as amended to the date hereof (both certified by the Secretary) have been furnished to NRC and are true, accurate and complete as of the date hereof. AME owns no stock or securities of any other corporation or entity, except as shown on SCHEDULE 2.9(A).

     2.3 NO VIOLATION. The execution, delivery and performance of this Agreement by Shareholders and the consummation of the transactions contemplated hereunder will not, with or without the giving of notice or the passage of time or both, (i) violate, conflict with, or constitute a default (or cause an acceleration) under AME's Articles of Incorporation or By-laws or any contract, note, lien, license, permit, or instrument to which AME is a party or by which AME or the Shareholders are bound or which may affect any of the assets, business or operations of AME, (ii) result in the creation or imposition of any lien, claim, charge or encumbrance upon any of AME's properties or assets, or (iii) constitute a violation of any statute, ordinance, judgment, order, decree, regulation, rule or law of any court, authority or arbitrator applicable to or relating to AME or any of the assets, business or operations of AME. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Shareholders and AME are parties constitute the valid and legally binding obligations of the Shareholders and AME enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and equitable principles. There are no consents, waivers or approvals of persons or authorities required in connection with the consummation of the transactions contemplated by this Agreement and the other agreements referenced herein and no other consents, waivers or approvals will be required in connection with such consummation.

     2.4  FINANCIAL STATEMENTS.

          (a) Annexed hereto as SCHEDULE 2.4(A) are financial statements of AME (the "Financial Statements") consisting of: (i) the unaudited balance sheet of AME at February 29, 1996 (the "Interim Balance Sheet"), together with the related statements of income and retained earnings, changes in stockholder's equity and financial position for the nine (9) month period ended February 29, 1996, and (ii) the audited balance sheets of AME at May 31, 1993, May 31, 1994, and May 31, 1995, together with the audited and related statements of income and retained earnings, changes in stockholders' equity and financial position for the fiscal years of AME for such periods.

          (b) Except as disclosed in SCHEDULE 2.4(B) , all of the foregoing Financial Statements, in each case, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and with prior periods except as otherwise expressly stated therein and fairly present the assets, liabilities and financial condition and results of operations of AME at, or for the periods ended at, the dates thereof, and are true, complete and accurate.

     2.5 LIABILITIES. There are no debts, liens, claims, liabilities or obligations of AME, whether accrued, contingent, absolute, direct or indirect, or matured or unmatured, including, but not limited to, liabilities for taxes, interest and penalties, except (i) as and to the extent reflected or reserved against in the Interim Balance Sheet; and (ii) those disclosed on SCHEDULE 2.5.

     2.6 ACCOUNTS RECEIVABLE. All of the accounts receivable of AME are actual bona fide receivables representing obligations for the total dollar amount thereof as shown on the Financial Statements and books of AME which resulted from the ordinary course of business of AME, and are stated on the Financial Statements net of an appropriate reserve for bad debt and noncollectible accounts. The accounts receivable of AME as of the Closing will be fully collectible, less an appropriate reserve for uncollectible accounts consistent with past practice.

     2.7  FIXED ASSETS AND INVENTORY.

          (a) The dollar amount of the fixed assets owned by AME as shown on the Interim Balance Sheet and as acquired thereafter and treated on the books of AME as an asset does not exceed the cost of same, less depreciation determined in accordance with generally accepted accounting principles consistently applied, and AME has not written up the value of any such fixed assets. The fixed assets and inventory of AME as of the date of the Interim Balance Sheet, include those items set forth in
SCHEDULE 2.7(A) hereto, and, at Closing, such fixed assets and inventory will be in existence. The fixed assets of AME are in good working order, reasonable wear and tear excepted.

          (b) AME is not under any liability or obligation with respect to the return of payments or inventory in the possession of customers and, for the twelve month period immediately prior to the Closing, AME has not experienced any claims with respect to defective or unsatisfactory services or products except as specifically set forth on SCHEDULE 2.7(B). The inventory of AME existing on the Closing Date shall have been acquired in the ordinary course of AME's business.

     2.8  CONTRACTS.

          (a) Except as provided in 2.8(d) below, SCHEDULE 2.8 hereto, contains a list as of all material verbal or written (i) leases, (ii) contracts (including employment and independent contractor and professional contracts), (iii) agencies, (iv) purchase orders, (v) marketing or referral agreements, (vi) software agreements (including software license agreements, (vii) maintenance or support agreements, (viii) training agreements, (ix) royalty agreements, (x) employee benefit, bonus or compensation agreements, (xi) bids, (xii) government contracts, (xiii) computer software agreements, (xiv) contracts for the furnishing of all services, (xv) all contracts for referrals, (xvi) all contracts to obtain supplies or services, (xvii) subcontracts, (xviii) teaming agreements, and
(xix) all other agreements or understandings between AME and any other party or person (collectively, "Contracts"), which are not otherwise attached to any other Schedules of this Agreement. Such list includes completed Contracts where the services have been performed but the obligor has not paid. True, correct and complete copies of all of the Contracts listed on SCHEDULE 2.8 have been made available for inspection and copying by NRC.

          (b) AME's standard agreements identified on SCHEDULE 2.8(B) have been made available to NRC for copying and inspection.

          (c) Since the Interim Balance Sheet, AME has not entered into any Contracts not in the ordinary course of business except as listed in
SCHEDULE 2.8(C). None of the Contracts to which AME is a party or to which it is subject or by which it is bound requires the consent of any other person for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Each of the Contracts to which AME is a party or to which it is subject or by which it is bound, to the extent not otherwise already fully performed by AME, is a valid and existing contract of all of the parties thereto in full force and effect without modification and there are no pending or threatened disputes thereunder, and all will continue to be binding (except as to which the enforceability is limited by bankruptcy laws and equitable principles) in accordance with their terms after consummation of the transactions contemplated hereby and each is with unrelated and unaffiliated third parties and was entered into on an arms-length basis in the ordinary course of business, except as to agreements with Shareholders listed in SCHEDULE
2.8. Except as disclosed in SCHEDULE 2.8, to the Series B Shareholders' best knowledge, AME has timely performed all obligations required to be performed by it and is not in default under any verbal or written Contract to which it is a party or to which it is subject or by which it is bound and no event has occurred which, with or without the lapse of time or the giving of notice, or both, or action by a third party, could result in a default under any of the forgoing. To the Series B Shareholders' best knowledge, no other party is in default under any such Contract. None of the Contracts are materially in excess of the normal, ordinary and usual requirements of AME's operations.

          (d) AME has certain classified government contracts. Prior to the date hereof, NRC and its representatives have not been given access to such classified government contracts. Because of government security restrictions, all or some of these contracts may not have been listed on
SCHEDULE 2.8. Nevertheless, all of the representations and warranties contained herein apply to such classified contracts insofar as such application is consistent with the aforesaid security restriction.

     2.9 CORPORATE ACTIONS. The minute books of AME contain appropriate corporate minutes and authorizations for all corporate actions taken by AME's Board of Directors and Shareholders. AME does not own any stock or otherwise possess ownership rights in any other corporation or organization and has no affiliates (other than the Shareholders), except as disclosed in
SCHEDULE 2.9(A). Attached hereto as SCHEDULE 2.9(B) is a list of directors and officers of AME.

     2.10 INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 2.10 hereto sets forth a true and complete list of all trademarks, service marks, trade names, patents, patent applications, copyrights, and copyright applications heretofore or presently used or required to be used by AME in connection with its business (collectively "Intellectual Property Rights"). Each such Intellectual Property Right is owned by AME and, except as set forth on
SCHEDULE 2.10, and to the best knowledge of the Series B Shareholders is not subject to any license, lien, royalty arrangement or pending or threatened dispute. Except as disclosed in SCHEDULE 2.10 hereto, and to the best knowledge of the Series B Shareholders, no product or service marketed, manufactured, sold or licensed, and no marketing, service or process used by AME infringes any Intellectual Property Right of others and no product or service marketed, or process used by any other person, firm, corporation or other entity infringes any Intellectual Property Rights heretofore or presently used or required to be used by AME. Except as set forth on SCHEDULE 2.10, and to the best knowledge of the Series B Shareholders, AME has not received notification of infringement by AME or any Shareholder of any Intellectual Property Right of others. To the best knowledge of the Series B Shareholders, no trademark, service mark or trade name used by AME infringes any trademark, service mark or trade name of others in the United States of America or any foreign country.

     2.11 INSURANCE POLICIES. SCHEDULE 2.11 hereto sets forth a list of all business, insurance policies held or owned by AME or which name AME as beneficiaries, and true and correct copies of all such policies have heretofore been delivered to NRC. All such insurance binders and policies of AME are valid, outstanding and enforceable and all premiums due thereon prior to the Closing have been paid. All the insurance policies listed in
SCHEDULE 2.11 will remain in full force and effect during the period immediately following the Closing. To the best knowledge of the Series B Shareholders, there are no pending material claims under such insurance policies. SCHEDULE 2.11 also sets forth all claims filed during the past twelve (12) months with respect to insurance policies maintained by AME.

     2.12 BACKLOG. The backlog of orders, sales and service commitments of AME, together with all Contracts to which they are parties, consist of contracts for services of AME which are typical of the types of services heretofore marketed, sold or rendered by AME and which do not require the development or application of any materially new or materially more advanced technology or service than that utilized by AME in the past. No purchase or expansion of property (other than purchases of inventory consistent with AME's past ordinary course of business), plant, equipment or capacity is needed to timely fill the current backlog and current Contracts.

     2.13 COMPENSATION. A list of the names, date of birth, title or job description, total annual compensation, date of last salary or hourly rate adjustment and amount thereof, and length of time in current position of all employees of AME, including a list of accrued vacation and sick leave benefits and a list of all other benefits provided to each such employee as of April 4, 1996, has been furnished NRC. AME has not entered into any commitments or understandings with any employee concerning future compensation, bonuses and benefits of a material nature other than in the ordinary course of business, and there are no employment agreements except as set forth on SCHEDULES 2.8 AND/OR 2.16. All employees of AME are "at will" and may be terminated at any time by AME.

     2.14 EMPLOYEE BENEFITS.

          (a) Set forth on SCHEDULE 2.14(A) hereto is an accurate and complete list of all material employee benefit plans ("Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act ("ERISA"), whether or not any such Plans are otherwise exempt from all or part of the provisions of ERISA, established, maintained or contributed to for the benefit of AME's employees, and a list of Pension Plans terminated prior to the date hereof.

          (b) Except as set forth in SCHEDULE 2.14(B), AME does not maintain, cause to be maintained or contribute to any Plan subject to ERISA which is not, or in the past has not been, to the best knowledge of the Series B Shareholders, in substantial compliance with ERISA or the Internal Revenue Code of 1986 (the "Code"), or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(b) of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Except as set forth on SCHEDULE 2.14(B), AME has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Plan covering any employees of AME.

          (c) AME has caused the "group health plan," as such term is defined in Section 162(i)(3) of the Code, to be maintained, administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 162(k) of the Code, and to the Series B Shareholders' best knowledge, AME has no liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. AME does not maintain any Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits.

          (d) Benefits under all Plans are as represented and have not been and will not be amended subsequent to the date as of which copies thereof have been provided to NRC and prior to Closing except as required by law.

          (e) Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

          (f) The execution of, and consummation of the transactions contemplated by this Agreement, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of AME.

          (g) AME has made available for inspection and copying by NRC true and complete copies of (i) all Plans as now in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Plan qualified under Section 401(a) or tax-exempt under
Section 501(a) of the Code, and (ii) Form 5500 for the most recent completed fiscal year for each Plan required to file such form.

     2.15 ENVIRONMENTAL MATTERS.

          (a) To the Series B Shareholders' best knowledge, AME holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Permits") required under all applicable environmental laws, rules and regulations in connection with its business as currently operated, and all of such Permits are in full force and effect. To the Series B Shareholders' best knowledge, AME has complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any authority, including, those relating to Hazardous Substances (as defined below).

          (b) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Series B Shareholders' best knowledge, no investigation or review is pending or threatened by any authority with respect to (i) any alleged violation by AME of any environmental statute, ordinance, rule, regulation or order of any authority; or (ii) any alleged failure by AME to have any environmental Permit, certificate, license approval, registration or authorization required in connection with their businesses; or (iii) any use, generation, treatment, storage, recycling, transportation or disposal (collectively, "Management Activities" with respect to Hazardous Substances) of any hazardous substance, hazardous waste, hazardous materials, toxic substance, pollutants or contaminants as defined in federal, state or local laws, ordinances or regulations and including petroleum products and radioactive materials generated or used (collectively, "Hazardous Substances") by AME.

          (c) AME has not received any request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

          (d) Except as set forth on SCHEDULE 2.15(D) hereto, to the Series B Shareholders' best knowledge, AME has not conducted any Management Activities, whatsoever, with respect to any Hazardous Substances on its properties, identified on SCHEDULE 2.17, or the properties of another nor, to the best of the Series B Shareholders' knowledge, has anyone else conducted any Management Activities, whatsoever, on the respective properties of AME.

          (e) Except as set forth on SCHEDULE 2.15(E) hereto and to the Series B Shareholders' best knowledge, no PCBs or asbestos insulation is or has been present at the facilities of AME.

          (f) Hazardous Substances, if any, for which AME performs Management Activities (if any) are listed on SCHEDULE 2.15(F), and to the Series B Shareholders' best knowledge, any Hazardous Substances listed on
SCHEDULE 2.15(F), have been generated by AME in regulated quantities and have been recycled, treated, stored, disposed of or transported in full compliance with all applicable laws.

          (g) Except as set forth on SCHEDULE 2.15(G) hereto and to the Series B Shareholders' best knowledge, AME has not transported any Hazardous Substances or arranged for the transportation of such substances to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. <section><section> 9601-9657 ("CERCLA"), or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against AME or NRC for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (h) To the Series B Shareholders' best knowledge, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Releases") by AME or any other person from, at, on or under the properties of AME.

          (i) No oral or written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of AME, or to the Series B Shareholders' best knowledge, any other person in relation to any properties now or previously owned, operated or leased by AME. To the Series B Shareholders' best knowledge, no such properties are listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or clean-up.

          (j) There are no environmental liens on the properties of AME, and no government actions have been taken or are in process, or to the Series B Shareholders' best knowledge, pending which could subject AME's properties to such liens. AME or any other person would not be required to place any notice or restriction relating to the presence of Hazardous Substance in the deed to any properties owned by or leased to AME.

          (k) In respect of environmental matters, no consent, approval or authorization of, or registration or filing, with any person or authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (l)  There    have    been    no    environmental    inspections,
investigations, studies, audits, tests, reviews or other analyses conducted in relation to AME's properties or operations.

          (m) To the Series B Shareholders' best knowledge, there are no facts or circumstances related to environmental matters concerning the properties or businesses of AME that could lead to any future environmental claims, liabilities or responsibilities of NRC or AME.

     2.16 LABOR AND EMPLOYMENT MATTERS.

          (a) SCHEDULE 2.16(A) hereto contains, to the Series B Shareholders' best knowledge, a complete and correct list and summary description of all written and oral contracts with employees of AME (inclusive of officers and directors) together with all bonus, stock option, and other incentive arrangements, pension and retirement plans, profit sharing plans, group or individual medical, health, dental, accident, life and other employee benefit insurance and other employee compensation or benefit plans, arrangements, understandings or policies (whether written or oral), except as otherwise disclosed pursuant to SECTIONS 2.08, 2.13 OR 2.14 hereto, affecting employees of AME and AME is not in default under any of the foregoing. There have been no claims of default under any of the foregoing and there are, to the Series B Shareholders' best knowledge, no facts or conditions which, with or without the passage of time or the giving of notice or both, would constitute or result in a default under any of the foregoing. True and complete copies of all the foregoing have heretofore been delivered by AME to NRC.

          (b)  SCHEDULE  2.16(B)  identifies   all  written  and  unwritten
policies and practices describing employment practices, generally, and termination payments and benefits to terminated employees of AME.

          (c) Except as set forth on SCHEDULE 2.16(C), and to the Series B Shareholders' best knowledge, AME is in compliance with all federal, state, local or other applicable laws or requirements of any governmental, regulatory or administrative authority or court respecting preemployment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, including, but not limited to, the National Labor Relations Act, the Fair Labor Standards Act (including the Equal Pay Act), Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the Service Contract Act, the Contract for Work Hours and Safety Standards Act, the Rehabilitation Act of 1973, the Vietnam ERA Veterans Readjustment Assistance Act of 1974, Executive Order 11246, the Employees Retirement Income Security Act of 1974, and state and local employment, unemployment and worker's compensation statutes, and AME is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. AME is not party to any collective bargaining agreement and no union organizational efforts are currently in progress.

          (d) Except as disclosed in SCHEDULE 2.16(D) and SCHEDULE 2.24, there is no administrative or private claim, charge, complaint, dispute, action, grievance, suit, administrative, arbitration or other proceeding or investigation, pending, or to the Series B Shareholders' best knowledge, threatened against AME relating to any of the items or matters referenced in subparagraph (c) directly above, or with regard to any allegedly accrued or vested employee benefits or any other common or statutory law claim involving tort, contract, or equity, and to the Series B Shareholders' best knowledge, no basis or facts exist for any such claim, charge, complaint, dispute, grievance, action, suit or legal, administrative, arbitration or other proceeding or governmental investigation.

          (e) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against AME, and no such strike, dispute, slowdown, or stoppage has been experienced by AME since the date of AME's incorporation.

          (f) Except as disclosed on SCHEDULE 2.16(F), there are no charges, administrative proceedings, investigations or formal complaints of discrimination pending or, to the Series B Shareholders' best knowledge, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court. To the Series B Shareholders' best knowledge, there are no pending or threatened audits of the equal employment opportunity practices of AME and no basis for any equal employment opportunity claim exists.

     2.17 TITLE TO ASSETS, LIENS AND ENCUMBRANCES.

          (a) AME is the owner of, and has good and marketable title to, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions, equities, easements, rights-of-way, rights of first refusal and any other encumbrances and charges whatsoever, or is the lessee of, all of its respective property and assets, except as set forth on
SCHEDULE 2.17 hereto. AME owns or leases all of the assets used by it in the operation and conduct of its business or required by AME for the normal conduct of its business.

          (b) SCHEDULE 2.17 sets forth a true and complete list and description of all real property, land, buildings and improvements leased by AME as of the Closing. True and correct copies of all leases with respect to the property listed on SCHEDULE 2.17 have heretofore been made available to NRC for inspection and copying. Except as disclosed in
SCHEDULE 2.17, all such real property, land and buildings used or leased by AME as of the Closing are used by or useful to AME in the ordinary course of business, and the use and occupancy by AME conforms in all material respects with all applicable laws to the Series B Shareholders' best knowledge and to the Series B Shareholders' best knowledge are in good operating condition and in a good state of maintenance and repair. AME owns no real property, land, buildings or improvements.

          (c) Except as set forth on SCHEDULE 2.17, AME has not received any notices of violations of law, governmental orders, ordinances or requirements issued by any national, federal, state, municipal or other governmental, department or authority or corresponding foreign governmental instrumentality or any fire department or insurance carrier, that would have a material adverse effect or purport to have a material adverse effect on use and occupancy of the real property used or leased by AME. All real property leases are full service leases without any liability of AME to pay for utilities, sewer, water, taxes and building insurance. All real property used or leased and the use or lease thereof to the Series B Shareholders' best knowledge conforms in all material respects with private covenants and restrictions and all applicable building, zoning, environmental, land use, and other laws, ordinances, codes, orders and regulations.

          (d) To the Series B Shareholders' best knowledge, the leases described in SCHEDULES 2.8 OR 2.17 are in full force and effect on the Closing without any default or breach by AME or any lessor.

          (e) AME has not received any notice of any requirements or recommendations by any insurance company which has issued a policy covering any part of the real estate used or leased by AME or by any board of fire underwriters or other body or authority exercising similar functions, requiring or recommending any repairs or work to be done on any part of said real estate.

          (f) SCHEDULE 2.17 also lists all personal property leased by AME. The Series B Shareholders make the same representations and warranties about the personal property leases as made in the other subclauses of this SECTION 2.17.

     2.18 CUSTOMER CLAIMS AND COMPLAINTS.  Except as  disclosed on SCHEDULE
2.18 and the financial statements, to the Series B Shareholders' best knowledge, AME has no liability or obligation with respect to the return of any funds because of products or services provided by it and has not experienced any unusual or excessive claims with respect to products or services during the thirty-six months immediately preceding the execution of this Agreement. No customer, client, or contracting party has requested that performance under any contract or other agreement be canceled or delayed for any period of time. No customer liability claim is presently pending or to the Series B Shareholders' best knowledge threatened or imminent against AME, or any other person with respect to AME. AME has not experienced any warranty claims for products or services in the past three
(3) years, except as disclosed on SCHEDULE 2.18.

     2.19 SECRECY AND NON-COMPETITION AGREEMENTS. The Shareholders and AME have not entered into any secrecy or non-competition agreements with any person with respect to the AME Business except as disclosed on SCHEDULE
2.19. [In no event shall a Shareholder be liable for a breach of this representation and warranty by another Shareholder.]

     2.20 GOVERNMENTAL APPROVALS. Except for the requirements of the Hart-Scott-Rodino Act, no authorization, novation, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by AME with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     2.21 ORDERS, DECREES, ETC. Except as set out in SCHEDULE 2.21, there are no orders, writs, decrees, injunctions, or rulings of any court, authority, arbitration tribunal, or any governmental department, commission, board, agency or instrumentality, domestic or foreign, issued, or to the best knowledge of the Series B Shareholders, pending or threatened against, nor consents binding on, AME or any Shareholder, officer, director or employee of AME, which do or may affect, limit or control AME or any of its assets or AME's method or manner of doing business.

     2.22 COMPLIANCE WITH THE LAW. Except as otherwise disclosed in the Schedules hereto, to the Series B Shareholders best knowledge, AME is in material compliance with all federal, state and local laws, rules, orders and regulations, including, but not limited to those relating to zoning, building codes, the Code, antitrust, occupational safety and health, environmental protection, water or air pollution, ERISA, toxic and hazardous waste and controlled substances, consumer product safety, product liability, employment and employment practices, term and conditions of employment, bidding and contracting procedures, dealings with federal, state, governmental, municipal or local authorities, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes, and have received no notices of alleged violations thereof. No governmental authorities are presently conducting proceedings against AME, and no such investigation or proceeding is threatened. AME has obtained all permits, licenses and authorizations required for the conduct of its affairs as currently conducted and as is contemplated will be conducted immediately following consummation of the transactions contemplated hereby, and all of such permits, licenses and authorizations will remain in full force and effect following such consummation. True, complete and correct copies of the foregoing permits, licenses and authorizations have been delivered to NRC. No employee of AME in the course of his or her employment has been exposed to any chemical or other Hazardous Substance or material produced by AME which could give rise to a claim against AME.

     2.23 ACTIONS NOT IN ORDINARY COURSE AND NO MATERIAL CHANGE. Except as disclosed on the list furnished NRC under Section 2.13, since the date of the Interim Balance Sheet to the date hereof, AME has conducted its business in a consistent manner without change of policy or procedure including, without limitation, its practices in connection with the treatment of expenses, burdens, accounts receivable, liabilities, valuation of inventory and selling and purchasing policies. Since the Interim Balance Sheet to the date hereof, the business of AME has been operated only in the regular and ordinary course and there has been no materially adverse change in the financial condition or business of AME. Except as set forth in SCHEDULE 2.23, since the Interim Balance Sheet, AME has not:

          (a) Except in the usual and ordinary course of its businesses, consistent with past practice, incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

          (b) Suffered any damage, destruction or loss, whether or not covered by insurance;

          (c) Except as disclosed pursuant to Section 2.13, and except for the award of employee bonuses consistent with past AME compensation practices, increased the regular rate of compensation payable by it to any employee, or increased such compensation by bonus, percentage, compensation service award or similar or other arrangement theretofore or thereafter in effect for the benefit of any of its employees, and no such increase is required;

          (d) Established or agreed to establish any pension, retirement or welfare plan for the benefit of its employees not heretofore in effect;

          (e) Suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate has had a material adverse effect on AME, and the Series B Shareholders have no knowledge of any fact or event unique to AME which they believe will, or reasonably may be expected to, give rise to any such change;

          (f) Experienced any labor organizational efforts or complaints or entered into any collective bargaining agreements with any union;

          (g) Made any single capital expenditure which exceeded $25,000 or made any capital expenditures in the aggregate which exceed $100,000;

          (h) Permitted or allowed any of the assets (real, personal or mixed, tangible or intangible) of AME to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except the liens created under the exiting Signet Bank line of credit;

          (i) Written down the value of any assets or written off as uncollectible any notes or accounts receivable or contracts, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

          (j) Paid, discharged or satisfied any claims, liabilities or obligations other than in the usual and ordinary course of business;

          (k) Canceled any debts or claims or waived any claims or rights, except in the usual and ordinary course of business;

          (l) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with a Shareholder or any of the officers or directors of AME, except for reimbursement of ordinary and reasonable business expenses related to the business of AME;

          (m) Amended or terminated any contract, agreement or license of significant value, to which AME is a party, except in the ordinary course of business;

          (n) Made any change in any method of accounting or accounting practice, except for the change to the accrual method of accounting for tax purposes from the cash method of accounting for tax purposes for the fiscal year beginning June 1, 1995;

          (o) Canceled or failed to continue insurance coverage, other than key man life insurance;

          (p) Acquired, whether by merger, purchase of stock or purchase of assets, all or substantially all of the business or assets of any other business or entity, or engaged in negotiations of any sort concerning such acquisition or acquired assets;

          (q) Issued any stock, an option to acquire stock or other securities, or taken any action with respect thereto, or declared or paid any dividends, or made or authorized any other distributions to Shareholders with respect to their Shares, except as permitted under
Section 1.7.4 and common stock issued by the exercise of employee stock options outstanding prior to the Interim Balance Sheet; or

          (r)  Amended or repealed  its  Articles  of  Incorporation or By-
Laws;

          (s) Agreed, whether in writing or otherwise, to take any action described in this Section 2.23.

     2.24 LITIGATION AND COMPLIANCES. AME and certain employees of AME are defendants in an action pending in the Circuit Court for the County of Arlington captioned PRC, INC. V. ADVANCED MARINE ENTERPRISES, INC., ET AL., in Chancery No. 96-1, wherein PRC, Inc., has alleged that, among other matters, AME and certain of its employees conspired to unlawfully take the business of the PRC Engineering Department (the "PRC Litigation"). John L. Kipp has made a claim for damages arising out of the termination of his employment and the repurchase of his Series A Common Stock (the "Kipp Claim"). Except for the PRC Litigation, the Kipp Claim, and except as set forth on SCHEDULE 2.24 hereto, there is no litigation, proceeding, arbitration, governmental claim or investigation instituted, or to the Series B Shareholders' best knowledge, pending or threatened, against or affecting AME or the assets of AME or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. The Series B Shareholders have no knowledge or information, nor have they received any notice from any authority, agency, corporation, or person of any threatened or pending action of eminent domain that would condemn or encroach upon the assets or stop or inhibit the use of the assets of AME for any purpose.

     2.25 TAXES AND TAX RETURNS.

          (a) AME's federal and state income, franchise, share and ad valorem tax returns for the fiscal years ended May 31, 1992, May 31, 1993, May 31, 1994, and May 31, 1995, have been provided to NRC. AME does not currently owe any taxes not reflected on the Interim Balance Sheet or incurred thereafter in the ordinary course of business.

          (b) Since its incorporation, AME has been and will be at Closing, an "S Corporation" within the meaning of the Code.

          (c)  Except as set forth on SCHEDULE 2.25 attached hereto:

               (i) Within the times and in the manner prescribed by law AME has filed all federal, state and local tax returns and extensions and all tax returns for other governing bodies having jurisdiction to levy taxes which are required to be filed;

               (ii) AME has paid all taxes, interest, penalties, assessments and deficiencies which have been shown on such returns to be due, or which have been claimed to be due or which were due prior to Closing;

               (iii) All tax returns or extensions, if any, filed by AME constitute complete and accurate representations of the tax liabilities of AME for the periods covered thereunder and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to AME's past and future tax liabilities;

               (iv) AME has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;

               (v) No examinations of the federal, state, local or foreign tax returns of AME are currently in progress or threatened and no deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no deficiency has been proposed or threatened;

               (vi) The charges, accruals and reserves for taxes due by AME or accrued but not yet due from AME, relating to the income, properties or operations of AME for any periods ending on or before the Closing or the portion of any period that ends on and includes the Closing as reflected on AME's Interim Balance Sheet are adequate to cover any such taxes payable by AME and with respect to charges, accruals and reserves for taxes arising after the Interim Balance Sheet;

               (vii) There is no action, suit, proceeding, audit or claim to the Series B Shareholders' best knowledge pending or threatened regarding any taxes of AME;

               (viii) All taxes which AME are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable;

               (ix) To the Series B Shareholders' best knowledge, there are not any facts which would constitute the basis for the proposal or assertion of any tax deficiencies for any unexamined year or period or any year or period for which the applicable Statute of Limitations has not expired; and

               (x) There are no liens for any tax on AME or the assets of AME, except for ad valorem taxes accrued but not yet due or payable.

          (d) The general ledgers and books of account of AME and all federal, state and local income, franchise, property and other tax returns filed by AME are in all respects complete and correct and all records of AME have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     2.26 BANK ACCOUNTS. SCHEDULE 2.26 is a true and complete list as of the date hereof of all banking institutions in which AME has accounts or safety deposit boxes, plus the numbers thereof and the names of the persons authorized to make withdrawals therefrom or have access thereto.

     2.27 DISCLOSURE. No representations and warranties by the Series B Shareholders in this Agreement or any document or certificate furnished or to be furnished to NRC pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     2.28 PROPRIETARY RIGHTS. SCHEDULE 2.28 sets forth a list of material inventions, trade secrets, processes, proprietary rights, product specifications, blueprints, drawings, technical data, engineering information, other proprietary knowledge and know-how, patents, trademarks, service marks, trade names, copyrights, marks, symbols, logos, and all material documentation related thereto, and all licenses and agreements in respect thereof and applications therefor (collectively, "Proprietary Rights") used or related to AME's Business, except for software and information systems as defined in Section 2.29. The Proprietary Rights described on SCHEDULE 2.28 include all of the material Proprietary Rights necessary for the operation of AME's business; provided that all trade secrets, processes, product specifications, blueprints, drawings, technical data and engineering information may be too numerous to list and may be deleted. Except as set forth on SCHEDULE 2.28, which includes a listing of material contracts or material licenses pursuant to which AME uses the intellectual property of third parties, with respect to the Proprietary Rights, (a) AME is the sole and exclusive owner of and has the sole and exclusive right to use its Proprietary Rights; (b) no action, suit, arbitration, or other proceeding or investigation is, to the Series B Shareholders' best knowledge, pending or threatened which involves any Proprietary Rights, (c) to the Series B Shareholders' best knowledge, none of the Proprietary Rights infringes upon, conflicts with, or otherwise violates the rights of others or is being infringed upon by others,
(d) none of the Proprietary Rights is subject to any outstanding order, decree, judgment, stipulation, or charge, (e) there are no royalty, commission, or similar arrangements and no licenses, sublicenses, or agreements relating to any of the Proprietary Rights, (f) AME has not received any notice of interference or infringement of or by the Proprietary Rights, (g) AME has not agreed to indemnify any person or entity for or against any infringement of or by the Proprietary Rights, (h) no other material Proprietary Rights not owned by AME are necessary for the conduct of AME's Business, and (i) to the Series B Shareholders' best knowledge, no other party is operating a business or otherwise acting in violation or infringement of, AME's Proprietary Rights. Except as set forth on SCHEDULE 2.28, AME has good and marketable title to the Proprietary Rights listed on SCHEDULE 2.28, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on SCHEDULE 2.28, all rights of AME in and to its Proprietary Rights will not be adversely affected by the purchase of all of AME's capital stock and such purchase does not require the consent or approval of any third party. AME is not subject to any judgment, order, writ, injunction, or decree of any court, arbitrator, or governmental agency or instrumentality, domestic or foreign, and is not party to any agreement, which restricts or impairs the use of any Proprietary Rights.

     2.29 SOFTWARE AND INFORMATION SYSTEMS.

          (a)  The  software  described  on  SCHEDULE   2.29  includes  all
information systems, programs and software, other than non-exclusive commercial software, used in or related to AME's Business or necessary for the operation of such business. SCHEDULE 2.29 lists all such software and identifies (a) software which is owned by AME, (b) software which is licensed to AME, and (c) any other software in which AME has any use, possessory, or proprietary rights and which is used in or related to its business and not otherwise disclosed in SCHEDULE 2.28. Except as set forth on SCHEDULE 2.29, AME has the sole and exclusive right, title, and interest in and to all software listed on SCHEDULE 2.29. Except as set forth on
SCHEDULE 2.29, AME has good and marketable title to the software listed, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on SCHEDULE 2.29, all of the software which is owned by AME, including all related source codes and documentation, is owned solely by AME and the source code has not been disclosed to any unaffiliated entity or person. To the Series B Shareholders' best knowledge, the AME proprietary software substantially performs in accordance with published specifications for such software, subject to normal software defects which may be cured without extraordinary effort or cost.

          (b) SCHEDULE 2.29 incorporates by reference manuals (copies of which have been made available to and furnished to NRC) which describe the functions of all proprietary information systems, programs and software of AME. AME has documentation in reasonable detail relating to all such proprietary information systems, programs and software. SCHEDULE 2.29 identifies each person or entity to whom AME has licensed or granted any other rights to any other proprietary information systems, programs and software. No source code or object code of AME is escrowed for the benefit of any third party. To the Series B Shareholders' best knowledge, none of the information systems, programs and software of AME infringe on any patents, trademarks, copyrights or other rights or intellectual property rights of any third persons. To the Series B Shareholders' best knowledge, no information systems, programs and software used or owned by any third person or entity infringe on any rights of AME in and to the information systems, programs and software of AME. AME has taken reasonable measures necessary to maintain and protect the information systems, programs and software of AME and no claims have been asserted by any person or entity to the use of the same or challenging or questioning the validity or effectiveness of the same, and, to the best knowledge of the Series B Shareholders, there is no valid basis to any such claim.

          (c) SCHEDULE 2.29 also contains a list of the current software development and consulting activities and projects of AME. AME has described such projects and developments to NRC. AME knows of no impediments to fully developing and exploiting the information systems, programs and software currently under development or to performing its currently pending consulting contracts.

     2.30 MATERIAL COMMITMENTS. As used in this SECTION 2.30, the term "Material Commitments" means each Contract of AME which obligates AME to sell, license, distribute, deliver or provide products or services (including, without limitation, consulting services) for a consideration in excess of $100,000 and over a period of more than one (1) month. SCHEDULE
2.30 sets forth a "Project List" with respect to each Material Commitment. The Project List sets forth AME's production schedule or performance schedule, and budget, with regard to each Material Commitment. Except as described in the Project List, the performance of AME or any other party involved with each Material Commitment is on schedule and within budget, and no practical or technological problems have been encountered that might reasonably be expected to impede completion or materially increase the cost of AME's performance with a corresponding detriment to profit. Each Material Commitment was made on a basis calculated to produce a profit under the circumstances prevailing when it was made, and AME is not aware of any circumstances that might reasonably be expected to prevent the realization of a profit. Except as set forth on the Project List, to the Series B Shareholders' best knowledge, no Material Commitment involves the development of any product or technology that would infringe on the proprietary rights of any other party. AME is not bound by any Material Commitments for the performance of services or delivery of products in excess of its current ability to provide such services or deliver such products during the time available to satisfy such commitments; and all outstanding Material Commitments for the performance or delivery of products were made on a basis calculated to produce a profit under the circumstances prevailing when such commitments were made. Copies of outstanding commitments have been previously made available to NRC and in all material respects contain the complete and correct terms and conditions of same.

     2.31 ESTOPPEL PROVISIONS. As of the Closing, the Series B Shareholders acknowledge that they have no right, title, claim, demand, interest, action or cause of action in, to or against AME in any capacity whatsoever (whether as a shareholder, officer, director or creditor), except in respect of their status as employees of AME, and then only to the extent of accrued and unpaid salary, benefits and reimbursable expenses under AME policy up to the date of Closing. This Section 2.31 shall be construed to constitute a release and waiver by the Series B Shareholders of any and all of the foregoing. Upon the Closing, the Series B Shareholders shall have no option, warrant or other right to acquire any of the capital stock of AME.

     2.32 CHANGE IN SHAREHOLDINGS. Since the date of the Interim Balance Sheet, the Shareholders have not exchanged, sold, or otherwise affected their relative shareholdings of AME, except for the exercise of outstanding options by the Shareholders.

     2.33 TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES. Except as disclosed on SCHEDULE 2.33 hereto, no Shareholder, officer, director, employee, family members or any affiliates or relatives of the foregoing has on the date hereof and since June 1, 1993,

          (a) Borrowed money from or loaned money to AME which remains outstanding;

          (b) Had any contractual or other claim, express or implied, of any kind whatsoever against AME;

          (c) Had any interest in any property or assets used by AME in its businesses; or

          (d) Engaged in any other transaction with AME (other than employment relationships).

     2.34 BROKERS AND FINDERS. No broker or finder has been involved in this transaction on behalf of Shareholders or AME, and neither AME, NRC nor Shareholders will be obligated to pay any brokers' or finders' fees as a consequence of any brokerage agreement entered into by action Shareholders or AME.

                             SECTION 3

      REPRESENTATIONS AND WARRANTIES OF SERIES A SHAREHOLDERS

     The  Series  A  Shareholders  warrant  and  represent,   jointly   and
severally, to NRC as follows:

     3.1 AUTHORITY. Each of the Series A Shareholders has the full right, power and authority to enter into this Agreement and to sell, transfer, assign and deliver the Shares owned by him or her to NRC pursuant to this Agreement. The sale of the Shares pursuant to this Agreement by the Series A Shareholders has been duly authorized by AME and does not require consent or approval by any person.

     3.2 OWNERSHIP. Each Series A Shareholder owns legally and beneficially the Shares set opposite his or her name in SCHEDULE 2.1 hereof, free and clear of all liens, security interests, pledges or encumbrances and no assignment or transfer of such Shares has been made or will be made prior to Closing.

     3.3 SURRENDER TO NRC. At Closing, the Series A Shareholders shall assign and deliver to NRC the Shares owned by each Series A Shareholder free and clear of any liens, claims, charges, pledges, security interests and encumbrances.

     3.4 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by the Series A Shareholders and constitutes the legal, valid and binding obligation of the Series A Shareholders in accordance with its terms.

     3.5  NO  CONSENT.   No  consent  of  any  lender,  trustee,  director,
security holder or any other person is required for the Series A Shareholders to enter into this Agreement or to consummate the transactions contemplated hereby, nor any mortgage, indenture or other agreement to which the Series A Shareholders are parties or by which they are bound or that affects any of their respective properties, including, without limitation the option agreements, conflict with or restrict the execution and delivery of this Agreement by the Series A Shareholders or the consummation of the transactions contemplated hereby or thereby.

     3.6 ESTOPPEL PROVISIONS. As of the Closing, the Series A Shareholders acknowledge that they have no title, claim, demand, interest, action or cause of action in, to or against AME in any capacity whatsoever (whether as shareholders, officers, directors, or creditors), except in respect of their status as employees of AME, and then only to the extent of accrued and unpaid salary, benefits and reimbursable expenses under AME policy up to the date of Closing. This Section 3.6 shall be construed to constitute a release by the Series A Shareholders of any and all of the foregoing and shall constitute a waiver of any and all of the foregoing. Upon the Closing the Series A Shareholders shall have no option, warrant or other right to acquire any of the capital stock of AME.

     3.7 REPRESENTATIONS AND WARRANTIES INCORPORATED BY REFERENCE. The Series A Shareholders make the representations and warranties set forth in the following Sections of this Agreement and the same are hereby incorporated by reference: 2.5, 2.6, 2.7, 2.8(a),(c),(d), 2.12,
2.14(b),(c),(e), 2.15(a),(d),(f), (g), (h),(i),  2.16(c), 2.18, 2.19, 2.22,
2.24,  2.25(a),(b),(c),  2.27,  2.29(a),(b)(c),  2.30.    Whenever  context
requires with respect to the representations and warranties incorporated by reference, Series B Shareholders shall mean Series A Shareholders.

                             SECTION 4

               REPRESENTATIONS AND WARRANTIES OF NRC

     NRC represents and warrants to Shareholders as follows:

     4.1 ORGANIZATION AND STANDING. NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 AUTHORIZATION. The Company has all necessary corporate power and authority under the laws of the State of Delaware and all other applicable provisions of law to execute and deliver this Agreement, to issue the NRC common stock as part of the Purchase Price under this Agreement. All corporate action on the part of the Board of Directors and shareholders of NRC required for the lawful execution and delivery of this Agreement, and issuance and delivery of the NRC common stock has been duly and effectively taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of NRC except as enforcement may be limited by bankruptcy, moratorium and other creditors' rights and by the availability of equitable remedies. Upon Closing, the NRC common stock will be duly authorized and validly issued, fully paid, non-assessable, and issued in compliance with federal securities laws and the securities laws of the State of Virginia. No stockholder of NRC or other person has any preemptive right of subscription or purchase with respect to the NRC common stock issued as part of the Purchase Price.

     4.3 NO VIOLATION. The execution, delivery and performance of this Agreement by NRC and the consummation of the transactions contemplated hereunder will not violate, conflict with or constitute a default under NRC's Articles of Incorporation or By-Laws or any contract, instrument or agreement to which it is a party or by which it is bound.

     4.4 BROKERS OR FINDERS. No broker or finder has been involved in this transaction on behalf of NRC, and neither NRC, AME nor Shareholders will be obligated to pay any brokers' or finders' fees as a consequence of any action or inaction on NRC's part.

     4.5 INVESTMENT INTENT. NRC is acquiring the Shares for investment for its own account with the intention of holding such Shares for investment, without any present intention of participating directly or indirectly in any distribution of all or any part of the Shares. The certificates evidencing the Shares purchased by NRC shall bear a restrictive legend to the effect that the Shares may not be sold unless registered or exempt from registration under applicable securities laws.

     4.6 DISCLOSURE. No representations and warranties by NRC to the Shareholders in this Agreement or any document or certificate furnished or to be furnished to Shareholders pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     4.7 SECRET CLEARANCE. After the Closing, the directors elected by NRC to the AME Board of Directors will have secret clearance.

     4.8 DISCLOSURE DOCUMENTS. Prior to execution of this Agreement NRC furnished the following information to each Series B Shareholder: (i) NRC's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, including the 1995 Annual Report to Shareholders and the Proxy Statement prepared in connection with the annual meeting of shareholders held January 11, 1996; and (ii) NRC's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1995, and February 29, 1996.

                             SECTION 5

                    EXAMINATION OF THE BUSINESS

     Before Closing, attorneys, accountants and any other employees or consultants representing NRC shall have, subject to the provisions of
Section 11 below, complete access to all the properties, books, contracts, tax returns, commitments, records, employees, officers, accountants, and offices of AME with respect to the business of AME and the Shareholders will furnish to NRC all such documents and all the information with respect to the business of AME as NRC may reasonably request. In no event shall any such examination operate as a waiver of any Shareholders' representations and warranties or relieve the Shareholders of any of their obligations under this Agreement.

                             SECTION 6

               CONDITIONS TO THE OBLIGATIONS OF NRC

     NRC's obligations to effect the transaction contemplated hereby are subject to the satisfaction of the following conditions and, notwithstanding anything to the contrary elsewhere herein contained, NRC shall have the right to terminate this Agreement upon written notice (in which event neither party shall have any further obligation or responsibility to proceed to Closing under or by reason of this Agreement) unless the conditions set out in this Section shall have been satisfied at or before the Closing. By Closing hereunder, NRC shall be deemed to have waived any of the following conditions which were not fulfilled as of the Closing, unless otherwise specified in writing executed by the parties hereto:

     6.1 NO INACCURACIES. NRC's examination of AME shall not have disclosed any material inaccuracy in the representations and warranties of the Shareholders set forth in this Agreement and the Schedules attached hereto; such representations and warranties shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date, and NRC shall have received a certificate to such effect, signed by certain of the Series B Shareholders substantially in the form set forth in EXHIBITS "C-1," "C-2" AND "C-3," which shall constitute further representations and warranties in favor of NRC and a certificate from the President of AME substantially in the form set forth in EXHIBIT "D."

     6.2 COMPLIANCE. The Shareholders shall have performed and complied in all respects with and shall not have defaulted in any respect in any agreement, covenant, condition or obligation contained in or required by this Agreement to be performed or complied with by them prior to or at Closing, and NRC shall have received a certificate to such effect signed by certain of the Series B Shareholders substantially in the form set forth in EXHIBITS "C-1," "C-2" AND "C-3," respectively, which shall constitute further representations and warranties in favor of NRC.

     6.3 DELIVERY OF DOCUMENTS. NRC shall have received the executed documents required to be delivered to it pursuant to this Agreement (as listed in EXHIBIT "A" attached hereto), which executed documents shall comply in all material respects with this Agreement and shall be in substantially the respective forms of the Exhibits attached hereto. The Shareholders shall deposit into escrow the sum of $2,700,000 at closing to be held pursuant to the Escrow Agreement attached hereto as EXHIBIT "B."

     6.4 OPINION OF COUNSEL. NRC shall have received the opinion of counsel for the Shareholders dated the Closing Date, in substantially the form set forth in EXHIBIT "E" hereto.

     6.5 RESIGNATION. NRC shall have received the written resignation of the directors of AME and of the trustees, plan administrators and fiduciaries of any benefit plan of AME as may be requested by NRC.

     6.6 CONSENTS. The Shareholders will deliver (or cause to be delivered) to NRC all consents, novations and approvals of third parties, including governmental agencies or authorities, required, or as NRC may deem necessary or appropriate, to give full effect to the transactions contemplated hereby and to allow AME to carry on its business following the Closing.

     6.7  EMPLOYMENT AGREEMENT.  At the Closing, John T.  Drewry  and  Otto
P. Jons shall have executed and delivered the Employment Agreements attached as EXHIBITS "F-1" AND "F-2," respectively.

     6.8  COVENANT NOT TO COMPETE.   At the Closing, Simon Glatz shall have
executed and delivered the Covenant Not to Compete substantially in the forms set forth in EXHIBIT "G."

     6.9 UCC SEARCHES. NRC shall have received from the Shareholders prior to Closing: (i) all of the disclosure Schedules referred to herein and documents and other materials and information required to be delivered in connection therewith under this Agreement all of which shall be in form and substance reasonably acceptable to NRC; and (ii) Uniform Commercial Code lien searches under the name of AME as debtor. Such searches shall have been performed both at office of the local place for filing and at the central place of filing in the State of Virginia. In the event such lien searches reveal the existence of liens or security interests held by anyone in the Shares which are the subject of this Agreement, such liens and security interests shall be terminated by the Shareholders at their expense at or prior to Closing.

     6.10 NO ADVERSE CHANGE. There shall not have been any material adverse change in the business or the assets of AME. For the purposes of this Agreement, an "material adverse change" shall mean any development or discovery of any fact, occurrence, contingency or liability, which individually or in the aggregate has a material adverse effect on the financial condition, operations or prospects of the business as a whole.

     6.11 NO INTERFERENCE. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect NRC's ownership or control of AME or the business of AME, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court of governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in AME (whether through a derivative action or otherwise) against AME or any officer, director or shareholder of AME in his capacity as such or (iii) which might have an adverse effect on the business, prospect or condition (financial or otherwise) of AME, except as disclosed in Section 2.24.

     6.12 FTC APPROVAL. The Federal Trade Commission and Justice Department shall not have disapproved the transaction set forth herein pursuant to the Hart-Scott-Rodino Act and any waiting periods imposed under the Hart-Scott-Rodino Act or by the Federal Trade Commission or Justice Department shall have expired or otherwise lapsed.

     6.13 FORM 8023-A. The Shareholders shall execute and deliver IRS Form 8023-A promulgated by the Treasury Department and such other documents as may be necessary to make an election under Code <section> 338(h)(10).

     6.14 REGISTRATION  AGREEMENT.   The Series B Shareholders  shall  have
executed and delivered the Registration Agreement attached hereto as EXHIBIT "H."

     6.15 COOPERATION. Each of the Shareholders shall (so far as each is able) cause the conditions stated above in this Section to be fulfilled.

                             SECTION 7

               CONDITIONS TO THE OBLIGATIONS OF THE
                           SHAREHOLDERS

     The obligation of the Shareholders to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions and, notwithstanding anything to the contrary elsewhere herein contained, the Shareholders shall have the right to terminate this Agreement upon written notice (in which event neither party shall have any further obligation or responsibility to proceed to Closing under or by reason of this Agreement) unless the conditions set out in this Section shall have been satisfied at or before the Closing. By Closing hereunder, the Shareholders shall be deemed to have waived any of the following conditions which were not fulfilled as of the Closing, unless otherwise specified in writing executed by the parties hereto:

     7.1 NO INACCURACIES. All of the representations and warranties of NRC set forth in this Agreement shall be materially true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date and the Shareholders shall have received a certificate signed by an officer of NRC to that effect, substantially in the form attached hereto as EXHIBIT "I," which shall constitute further representations and warranties in favor of the Shareholders.

     7.2 COMPLIANCE. NRC shall have performed and complied in all respects with and shall not have defaulted in any respect in any agreement, covenant, condition or obligation contained in or required by this Agreement to be performed or complied with by it prior to or at Closing, and the Shareholders shall have received a certificate signed by an officer of NRC to that effect, substantially in the form attached hereto as EXHIBIT "I," which shall constitute further representations and warranties in favor of the Shareholders.

     7.3 DELIVERY OF DOCUMENTS. The Shareholders shall have received the executed documents required to be delivered to them pursuant to the Agreement (as listed in EXHIBIT "A"), which executed documents shall comply in all material respects with this Agreement and shall be in substantially the forms of the respective Exhibits attached hereto.

     7.4  OPINION  OF  COUNSEL.   The  Shareholders shall have received the
opinion of counsel for NRC, dated as of the Closing Date, in substantially the form and substance as set forth in EXHIBIT "J" hereto.

     7.5  EMPLOYMENT AGREEMENT.  At the Closing,  AME  and  NRC  shall have executed  and  delivered  the  Employment  Agreements  attached  hereto  as
EXHIBITS "F-1" AND "F-2." NRC shall cause AME to execute and deliver EXHIBIT "F-1" AND "F-2."

     7.6 COVENANT NOT TO COMPETE. At the Closing, NRC and AME shall have executed and delivered the Covenant Not to Compete attached as EXHIBIT "G."

     7.7 REGISTRATION AGREEMENT. NRC shall have executed and delivered the Registration Agreement attached hereto as EXHIBIT "H."

     7.8 FTC APPROVAL. The Federal Trade Commission and Justice Department shall not have disapproved the transaction set forth herein pursuant to the Hart-Scott-Rodino Act and any waiting periods imposed under the Hart-Scott-Rodino Act or by the Federal Trade Commission or Justice Department shall have expired or otherwise lapsed.

     7.9  COOPERATION.   NRC  shall (so  far  as  it  is  able)  cause  the
conditions stated above in this Section to be fulfilled.

     7.10 NO ADVERSE CHANGE. There shall not have been any material adverse change in the business or the assets of NRC. For the purposes of this Agreement, an "material adverse change" shall include, without limitation, any development or discovery of any fact, occurrence, contingency or liability, which individually or in the aggregate has a material adverse effect on the financial condition, operations or prospects of the business as a whole.

     7.11 NO INTERFERENCE. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect NRC's ownership or control of AME or the business of AME, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court of governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in NRC (whether through a derivative action or otherwise) against NRC or any officer, director or shareholder of NRC in his capacity as such or (iii) which might have an adverse effect on the business, prospect or condition (financial or otherwise) of NRC.

     7.12 CONSENTS. NRC will deliver (or cause to be delivered) to AME all consents, novations and approvals of third parties, including governmental agencies or authorities, required, or as the Shareholders may deem necessary or appropriate, to give full effect to the transactions contemplated hereby and to allow AME to carry on its business following the Closing.

                             SECTION 8

            CERTAIN ADDITIONAL COVENANTS OF THE PARTIES

     8.1 CONDUCT OF BUSINESS. The Shareholders covenant that between the date hereof and the Closing Date, the business of AME will be operated only in the regular and ordinary course with no material adverse change in the financial conditions or business of AME and AME shall not have taken or permitted any of the actions or changes described in Section 2.23(a) through (s) without the prior written consent of NRC. The Shareholders shall not transfer any of their Shares prior to the Closing.

     8.2 PRESERVATION OF BUSINESS AND GOODWILL. The Shareholders shall use their best efforts between the date hereof and the Closing Date (without making any commitment on NRC's behalf) to preserve the business of AME and to preserve the goodwill of AME's suppliers, customers and others having business relationships with AME.

     8.3 NOTIFICATION OF PROCEEDINGS. The Shareholders shall immediately notify NRC, in writing, of any claims, actions, lawsuits, investigations or proceedings filed, initiated, or to the Shareholders best knowledge, threatened, on or prior to the Closing Date, against any Shareholder or AME related to the AME Business, or the consummation of the transactions contemplated by this Agreement, and shall immediately notify NRC, in writing, of all liens, judgments, orders, deficiencies, assessments or claims entered, asserted, threatened, or assessed against any Shareholder, AME or the consummation of such transactions.

     8.4 USE OF "AME" NAME. After the Closing, the Shareholders shall not use or cause to be used the name "Advanced Marine Enterprises" or "AME" including any variations thereof and shall not interfere with or object to the exclusive use by NRC or any of its successors or assigns of such name or any variant thereof, either separately or in conjunction with NRC's name, in any form(s) whatsoever after the Closing.

     8.5 RECORDS. For a period of five (5) years (or such longer period as may be required by law or as may be reasonably necessary as a result of audits and tax contests) from the Closing Date, neither NRC nor the Shareholders shall dispose of or destroy any of their respective business records and files to the extent they relate primarily to the business of AME without first offering to turn over possession thereof to the other party, by written notice to such party at least 60 days prior to the proposed date of such disposition or destruction. NRC and the Shareholders shall allow the other parties hereto and their respective representatives access to all of their business records and files to the extent that they relate primarily to the business of AME, during normal working hours at their principal place of business or at any location where such records are stored, and shall have the right to copy such records and files at the cost of the party requesting such records; provided, however, that any such access shall be had or done in such manner so as not to unreasonably interfere with normal conduct of business. No Shareholder shall be responsible for records in the possession or control of any other Shareholder.

     8.6 FURTHER ASSURANCES; COOPERATION. At and after the Closing, the parties hereto will execute and deliver, or cause to be executed and delivered, such further instruments of conveyance and transfer and take such further action as the other party may reasonably request to vest in NRC good, valid and marketable title in and to the Shares and to cause the options to be surrendered and canceled and otherwise to carry out the provisions of this Agreement within a reasonable period after such request and without further cost or expense to the requesting party.

     8.7 EMPLOYEE BENEFIT PLANS. AME (prior to Closing) and the Shareholders shall cooperate and use their best efforts to obtain the cooperation of the trustees, administrators, investment advisors, and any other ERISA fiduciary, to assist NRC in the amendment, termination, merger and distribution of assets (if applicable) from the employee benefit plans listed in SCHEDULE 8.7. Employees of AME will be given service credits for service with AME with respect to any employee benefit plans maintained by NRC in which such employees are eligible to participate.

          8.7.1     EMPLOYEE RETIREMENT BENEFIT PLANS.

                    (i) NRC and AME will merge the AME Section 401(k) Plan listed in SCHEDULE 8.7.1 into the NRC Profit Sharing/401(k) Plan as soon as reasonably practicable after the Closing Date, and

                    (ii) AME will notify all plan participants and the appropriate government agencies (as required under ERISA and the Code), if any, of the cessation of further benefit accrual under the AME 401(k) Plan.

                    (iii) After the Closing Date, the Shareholders will cooperate to obtain a determination from the IRS regarding the merger of AME's Section 401(k) Plan.

          8.7.2 TERMINATION OF PLANS. The Shareholders shall cooperate in terminating each of the Plans listed on SCHEDULE 8.7.2 on the termination dates shown on such Schedule.

                             SECTION 9

                          INDEMNIFICATION

     9.1 DEFINITION. As used herein, "Damages" shall mean any obligations, security interests, liens, claims, charges, encumbrances, pledges, liabilities, indemnities, causes of action, judgments, settlements, compromises, levies, executions, garnishments, debts, interest, penalties, fines, remediation costs, clean-up costs, statutory damages, punitive damages, damages, losses, costs, and expenses (including without limitation attorney's fees and other costs and expenses incident to and paid by the indemnified party in connection with the investigation, preparation, discovery, trial, compromise or settlement of any claim, cause of action, demand, claim, suit, action or proceeding or otherwise) incurred, suffered or sustained or paid or required to be paid by the indemnified party.

     9.2  INDEMNIFICATION  BY  SHAREHOLDERS.  Subject to the limitations of
Section 9.6, after Closing the Shareholders, jointly and severally, agree to and shall, pay, defend and promptly indemnify NRC and AME and the officers, directors and employees of the foregoing (except the Shareholders) against, and save and hold NRC and AME (and their respective officers, directors and employees, except the Shareholders) harmless from any and all Damages resulting from, arising out of or connected with (i) any breach or inaccuracy of any of the representations and warranties made by the Shareholders in or pursuant to this Agreement, the certificates and documents executed by Shareholders in connection herewith; (ii) the nonfulfillment of any agreement or covenant made by Shareholder in or pursuant to this Agreement or any other agreement to which they are parties; (iii) any liabilities not disclosed on the Closing Balance Sheet arising with respect to events or omissions on or prior to the Closing Date even though such liabilities were known, contingent or unknown; (iv) all Damages suffered by NRC or AME in attempting to collect excess liabilities from Shareholders; (v) with respect to all contracts of AME, whether or not disclosed on the Schedules attached hereto, any Damages arising thereunder due to events or omissions on or prior to the Closing Date; (vi) all Damages arising in any way from any product or service of AME prior to the Closing Date; (vii) all Damages arising out of claims that those products or services of AME sold, used, licensed or leased prior to the date of Closing infringe upon the Intellectual Property Rights of others; (viii) all Damages with respect to acts or omissions which occurred with respect to AME or the Shareholders on or prior to the Closing Date; and (ix) all Damages resulting from the litigation described in SCHEDULE 2.24 hereto, including, but not limited to, all Damages arising out of or connected with the PRC Litigation and the Kipp Claim.

     9.3 INDEMNIFICATION BY NRC. Subject to the limitations of Section 9.6, after Closing NRC agrees to and shall pay, defend and promptly indemnify Shareholders or any applicable Shareholder against, and save and hold Shareholders harmless from, any and all Damages incurred, suffered or required to be paid by Shareholders resulting from, arising out of or connected with (i) any breach or inaccuracy of any of the representations and warranties made by NRC in this Agreement, or in the certificates and documents executed by NRC in connection with the consummation of the transactions contemplated hereby and thereby; (ii) the non-fulfillment of any agreement or covenant made by NRC in or pursuant to this Agreement or any other agreement to which NRC is a party; (iii) with respect to contracts of AME which were disclosed to NRC on the Schedules attached hereto, any Damages arising thereunder from acts or omissions after the Closing Date, unless caused by Shareholders as employees of the NRC or AME; and (iv) all Damages with respect to any acts or omissions which occurred with respect to AME after the Closing, unless caused by the Shareholders or unless the result of matters arising on or prior to the Closing.

     9.4 PROCEDURE FOR INDEMNIFICATION. Any party seeking indemnification (the "Indemnified Party") with respect to a third party claim (as opposed to a claim between the parties, only) shall give written notice (the
"Notice") to the party from whom indemnification is sought (the "Indemnifying Party") of the facts and circumstances giving rise to the claim for indemnification. Upon receipt of a Notice respecting a third party claim, the Indemnifying Party shall have the obligation to either pay or, subject to the rights of or duties to any insurer having liability therefor, defend the third party claim, with attorneys reasonably acceptable to the Indemnified Party, provided that (i) the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment or settlement, (ii) the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, and (iii) no settlement or compromise of any matter shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition, the Indemnified Party may also participate at its expense in such contest or defense. Such options shall be exercised by the giving of notice by the exercising party to the other parties within ten (10) days of receipt of a Notice. Upon a failure of Indemnifying Party to pay or assume the defense of the matter or if the Indemnified Party reasonably rejects the tender of such defense, the Indemnified Party may proceed to pay, settle, compromise or otherwise handle the matter and seek indemnification as provided for herein. The parties acknowledge that pursuant to this Section 9.4 the Shareholders, as "Indemnifying Party," have agreed to undertake the defense of the PRC Litigation, the Kipp Claim and the other matters listed in SCHEDULE 2.24 and have agreed to the provisions of the second sentence of this Section
9.4 with respect thereto.

     9.5 ESCROW. Each party's indemnification rights hereunder shall be in addition to and not in lieu of all other rights and remedies of the parties at law or equity or under any other agreements executed by the parties, including rights under the Escrow Agreement attached as EXHIBIT "B."

     9.6 LIMITATION ON INDEMNITY OBLIGATION. Each Shareholder's liability to indemnify NRC under Section 9.2 shall be limited to the aggregate consideration received by such Shareholder pursuant to Section 1.3 hereof. NRC's liability to indemnify each Shareholder under Section 9.3 hereof shall be limited to the aggregate consideration paid to such Shareholder pursuant to Section 1.3 hereof. With respect to Damages incurred as a result of a breach of the representations and warranties contained in
Section 2 hereof made only by the Series B Shareholders and not incorporated by reference in Section 3 hereof, the Series A Shareholders shall be liable for such breach only to the extent of their share of the Purchase Price held in escrow under EXHIBIT "B" hereto. The Series A Shareholders shall have no other liability for the breach of the representations and warranties made in Section 2 hereof except to the extent such representations and warranties are incorporated by reference in
Section 3 hereof.

     An Indemnified Party shall make no claim against an Indemnifying Party under this Section 9 unless and until the aggregate monetary amount of all such claims on a cumulative basis exceeds Two Hundred Thousand Dollars ($200,000.00) (the "Threshold Amount"), in which event the Indemnified Party may claim indemnification for all Damages, including the Threshold Amount, subject to the other limitations contained in this Section 9.6. Notwithstanding the preceding sentence, all Damages with respect to the PRC Litigation and the Kipp Claim shall be recoverable by NRC as the Indemnified Party even though such Damages may be less than the Threshold Amount and any PRC Litigation Damages and Kipp Claim Damages shall not count against the Threshold Amount with respect to other claims. It shall not be necessary for an Indemnified Party to pursue the indemnity remedies herein contained against all Indemnifying Parties and the Indemnified Party may pursue such remedies against one or more Indemnifying Parties to the exclusion of one or more Indemnifying Parties. It shall not be necessary for an Indemnified Party to first attempt to recover its Damages from a third party before seeking indemnity hereunder.

     The Damages which an Indemnifying Party is liable to, for or on behalf of the Indemnified Party pursuant to this Section 9, shall be reduced (including, without limitation, retroactively) through subsequent repayment as described below by an amount equal to any insurance proceeds or government cost reimbursements actually received by or on behalf of such Indemnified Party relating to the Damages. If an Indemnified Party shall have received or shall have paid on its behalf an indemnity payment in respect of any Damages and insurance proceeds or government cost reimbursements in respect of such Damages are also received by the Indemnified Party, then such Indemnified Party shall pay Indemnifying Party the lesser of (i) the amount of such insurance proceeds or governmental cost reimbursement, or (ii) the amount of such indemnity payment. The Indemnified Party covenants and agrees to use all reasonable efforts to collect all such sums as are available to it under its existing insurance policies or under government cost reimbursement rules and regulations which would be applicable to any such Damages.

     The representations, warranties and covenants of the trustees under the Corey T. Glatz Generation Skipping Trust, the Corey T. Glatz Residuary Trust, the Terrance A. Glatz Generation Skipping Trust and the Terrance A. Glatz Residuary Trust are made by such trustees in their fiduciary capacities and not in their individual capacities.

                            SECTION 10

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit conducted by either party hereto for a period of five (5) years after the Closing, except that the limitation period shall be two (2) years with respect to Sections 2.3, 2.4, 2.6, 2.7(a), 2.9, 2.11, 2.12, 2.13,
2.15,   2.17,   2.20,   2.21,   2.23,  2.26,  2.30,  2.32  and  2.34.   Any
indemnification claim pending under Section 9 hereof shall not be affected by the limitations set forth herein.

                            SECTION 11

             ACCESS TO INFORMATION AND CONFIDENTIALITY

     Shareholders and NRC will hold and cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all documents and information concerning AME furnished to NRC and all documents and information concerning NRC furnished to Shareholders in connection with the transactions contemplated by this Agreement, except, in connection with the foregoing, to the extent that such information can be shown to have been (i) previously known by NRC prior to its disclosure to NRC by Shareholders, (ii) previously known by Shareholders prior to its disclosure to Shareholders by NRC, (iii) in the public domain through no fault of either Shareholders or NRC, or (iv) later lawfully acquired by either Shareholder or NRC from other sources. Neither party will release or disclose such information to any other person, except in connection with this Agreement to its auditors, financial advisors, other consultants and advisors. However, the foregoing provisions of this
Section 11 shall not bind or apply to NRC upon the expiration of 120 days after Closing, but shall continue to be binding on the Shareholders. With respect to any classified government contracts, the Shareholders will exert their best efforts to enable NRC and its authorized representatives to obtain permission from appropriate government agencies to conduct such due diligence investigations as may be deemed reasonable.

                            SECTION 12

                          PRESS RELEASES

     Except as required by law, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Shareholders and NRC.

                            SECTION 13

                        FURTHER ASSURANCES

     Each party hereto agrees to execute and deliver from time to time such additional instruments or documents reasonably requested by the other party to effectuate the transactions contemplated by this Agreement.

                            SECTION 14

                      SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of this Agreement shall relieve the assigning party of its representations, warranties, covenants and agreements hereunder and no assignment or delegation of the other agreements referenced herein shall be permitted except as authorized under such other agreements.

                            SECTION 15

                              NOTICES

     All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, shall be delivered by hand or sent by next day air or by certified, return receipt requested, to the following addresses:

     If to Shareholders :     John T. Drewry
                              110 Commonage Drive
                              Great Falls, Virginia  22066

     With a Copy to:          David H. Pankey, Esq.
                              McGuire Woods Battles & Boothe
                              627 Eye Street, N.W.
                              Great Falls, Virginia  20006

     If to NRC:               Nichols Research Corporation
                              4040 South Memorial Parkway
                              Huntsville, Alabama 35802
                              Attn:  Chris H. Horgen

     With a Copy to:          John R. Wynn, Esq.
                              Lanier Ford Shaver & Payne P.C.
                              P.O. Box 2087
                              Huntsville, Alabama 35804

Any of the names and addresses given above may be changed by notice given as provided above. Notices by hand delivery shall be deemed received on the date of delivery, provided that notices by hand delivery must be made to an executive officer of NRC or directly to the Representative. Notices sent by next-day air shall be deemed received on the next business day and notices sent by certified mail shall be deemed received on the third business day after posting, even if such next-day air or certified mail is unsuccessful because of an uncommunicated change of address, unclaimed, or refused.

                            SECTION 16

                APPLICABLE LAW; DISPUTE RESOLUTION

     (a)  DELAWARE  LAW.   The validity, interpretation and legal effect of
this Agreement shall be governed by the internal substantive laws and not the choice of law rules of the State of Delaware.

     (b) VENUE. Any judicial proceeding brought against Shareholders or NRC with respect to this Agreement or any other agreements referenced herein may be brought in any court of competent jurisdiction in Delaware and, by execution and delivery of this Agreement, each Shareholder and NRC
(i) accepts generally and unconditionally, the personal and subject matter jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any other agreement referenced herein and (ii) irrevocably waives any objection as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

                            SECTION 17

                     HEADINGS AND CONSTRUCTION

     The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement. Pronouns used in one gender or number shall include pronouns of other genders or numbers when context so requires.

                            SECTION 18

                      WAIVERS AND AMENDMENTS

     This Agreement or any term hereof may be amended, waived, discharged or terminated only in writing signed by all of the parties hereto (or, in the case of the Shareholders by the Representative) or their respective successors and permitted assigns. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement must be in writing and shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement, including the provision(s) that were waived on any prior occasion.

                            SECTION 19

                        THIRD PARTY RIGHTS

     Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any employee, third party or any other affiliate or unaffiliated person, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns, except that AME shall be a third party beneficiary of the indemnity rights under Section 9 hereof after the Closing.

                            SECTION 20

                             EXPENSES

     Each party shall pay all expenses incurred by him or it in connection with this Agreement and the transactions hereunder. In no event shall AME be responsible for any of the expenses of the Shareholders the transactions under this Agreement.

                            SECTION 21

                            ILLEGALITY

     In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, in any way, be impaired. The invalid provision shall be deemed amended to reflect as closely as possible the intent of the parties as such intent is expressed in this Agreement.

                            SECTION 22

                         ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, warranties and agreements relating to such subject matter. This Agreement shall be construed in conjunction with the other agreements referenced herein.

                            SECTION 23

                           COUNTERPARTS

     This Agreement may be executed in more than one counterpart, all of which shall, together, constitute one and the same instrument and shall become effective when one or more counterparts have been signed by NRC and delivered to Shareholders and one or more counterparts have been signed by Shareholders and delivered to NRC.

                            SECTION 24

                   SHAREHOLDERS' REPRESENTATIVE

     The Shareholders hereby appoint John T. Drewry as their agent and representative and vest him with the full power and authority as attorney-in-fact to take all such action as may be required to be taken by the Shareholders, jointly or severally, pursuant to this Agreement and the Escrow Agreement, to communicate and receive all notices, and to give notices, counter notices, joint written instructions, and other communications on behalf of the Shareholders under this Agreement and the Escrow Agreement, to receive and make all payments to be received or paid by the Shareholders under this Agreement and the Escrow Agreement, and to make agreements, compromises, waivers and settlements with respect to this Agreement and the Escrow Agreement, and to resolve all disputes under this Agreement and the Escrow Agreement. John T. Drewry is hereby appointed agent to receive service of process for and on behalf of each Shareholder with respect to any legal action commenced by NRC or AME against one or more of the Shareholders. This power of attorney shall be durable and shall be deemed coupled with an interest and shall survive the death or incompetency of any Shareholder or Optionholder. John T. Drewry shall serve as Representative until NRC receives written notice from the Series B Shareholders who held, prior to the Closing, more than 50% of such stock that another person has been named Representative. A majority of the Series B Shareholders shall have the right to remove and to replace John T. Drewry as the Representative. Any successor Representative shall have all of the rights and duties hereby conferred on John T. Drewry.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first appearing above.

                              NICHOLS RESEARCH CORPORATION

                                   Chris H. Horgen
                              By:____________________________
                                 Chris H. Horgen, Chief
                                 Executive Officer

                              SERIES A SHAREHOLDERS:

                              Raymond J. Rockwell, Jr.

                                   Patrick Brawley
                              By:_____________________________
                                 Patrick Brawley, Attorney-
                                 In-Fact

                                   Mary D. Mahler
                              ________________________________
                              Mary D. Mahler

                                   Lewis R. Sheldon
                              ________________________________
                              Lewis R. Sheldon

                                   Barbara S. Lamade
                              ________________________________
                              Barbara S. Lamade

                                   David A. Helgerson
                              ________________________________
                              David A. Helgerson

                                   Barry L. Batchelor
                              ________________________________
                              Barry L. Batchelor

                                   Patrick W. Brawley
                              ________________________________
                              Patrick W. Brawley

                                   Stephen R. Leavy
                              ________________________________
                              Stephen R. Leavy

                                   Frederic S. Hering
                              ________________________________
                              Frederic S. Hering

                                   Kenneth A. Randell
                              ________________________________
                              Kenneth A. Randell


                              Robert M. Mallard

                                   Stephen R. Leavy
                              By:_____________________________
                                 Stephen R. Leavy, Attorney-
                                 In-Fact

                                   Gary M. Poquette
                              ________________________________
                              Gary M. Poquette

                              Geoffrey D. Fuller

                                   Lewis R. Sheldon
                              By:______________________________
                                 Lewis R. Sheldon, Attorney-
                                 In-Fact

                                   Dennis F. Breen
                              ________________________________
                              Dennis F. Breen

                                   F. Patrick Dougherty
                              ________________________________
                              F. Patrick Dougherty

                                   Eugene R. Miller, Jr.
                              ________________________________
                              Eugene R. Miller, Jr.

                                   Brian R. Hill
                              ________________________________
                              Brian R. Hill


                                   Peter B. Zahn
                              ________________________________
                              Peter B. Zahn


                              SERIES B SHAREHOLDERS:

                                   Simon Glatz
                              ________________________________
                              Simon Glatz

                                   Simon Glatz
                              ________________________________
                              Simon Glatz as Trustee
                              of the Second Amended & Restated
                              Simon Glatz Revocable Trust

                                   John T. Drewry
                              ________________________________
                              John T. Drewry

                                   Otto P. Jons
                              ________________________________
                              Otto P. Jons

                                   Rifka Glatz
                              ________________________________
                              Rifka Glatz as Trustee
                              of the Corey T. Glatz
                              Generation Skipping Trust

                                   Irving P. Cohen
                              ________________________________
                              Irving P. Cohen as Trustee
                              of the Corey T. Glatz
                              Generation Skipping Trust

                                   Rifka Glatz
                              ________________________________
                              Rifka Glatz as Trustee
                              of the Corey T. Glatz
                              Residuary Trust

                                   Irving P. Cohen
                              ________________________________
                              Irving P. Cohen as Trustee
                              of the Corey T. Glatz
                              Residuary Trust

                                   Rifka Glatz
                              ________________________________
                              Rifka Glatz as Trustee
                              of the Terrance A. Glatz
                              Generation Skipping Trust

                                   Irving P. Cohen
                              ________________________________
                              Irving P. Cohen as Trustee
                              of the Terrance A. Glatz
                              Generation Skipping Trust

                                   Rifka Glatz
                              ________________________________
                              Rifka Glatz as Trustee
                              of the Terrance A. Glatz
                              Residuary Trust

                                   Irving P. Cohen
                              ________________________________
                              Irving P. Cohen as Trustee
                              of the Terrance A. Glatz
                              Residuary Trust

                       INDEX OF SCHEDULES TO
                     STOCK PURCHASE AGREEMENT

SCHEDULE            TITLE

1.3       Purchase Price Allocation

2.1       Shareholders and Number of Shares on Closing Date

2.4(a)    Financial Statement

2.4(b)    Exceptions to Financial Statements

2.5       Liabilities

2.7(a)    Assets and Inventory Delivered to NRC

2.7(b)    Defective or Unsatisfactory Services or Products Claims

2.8       Contracts Delivered to NRC

2.8(b)    AME's Standard Agreements Available to NRC

2.8(c)    Contracts Not in the Ordinary Course of Business

2.9(a)    Affiliates of AME

2.9(b)    Directors and Officers of AME

2.10      Intellectual Property Rights

2.11      Insurance Policies and Claims

2.14(a)   Employee Benefit Plans

2.14(b)   Plans Not In Compliance With ERISA

2.15(d)   Management Activities Regarding Hazardous Substances

2.15(e)   PCBs or Asbestos Insulation Present at AME Facilities

2.15(f)   Hazardous Substances Generated by AME

2.15(g)   Hazardous Substances Transported

2.16(a)   Written and Oral Employee Contracts With AME

2.16(b)   Written and Unwritten Employee Policies and Practices

2.16(c)   Noncompliance Federal, State, Local or Other Applicable Laws

2.16(d)   Threatened or Pending Employment Practices Litigation

2.16(f)   Threatened or Pending Discrimination Litigation

2.17      Assets, Liens and Encumbrances of AME

2.18      Customer Claims and Complaints

2.19      Secrecy and Non-Competition Agreements

2.21      Orders, Decrees, Etc.

2.23      Actions Not in the Ordinary Course

2.24      Litigation and Compliance

2.25      Taxes

2.26      Bank Accounts

2.28      Proprietary Rights

2.29      Software

2.30      Project List

2.33      Transactions with Affiliates and Related Parties

8.7       Employee Benefit Plan

8.7.1     Section 401(k) Plan

8.7.2     Employee Welfare Benefit Plans

                         LIST OF EXHIBITS


Exhibit A      [Intentionally Omitted]

Exhibit B      Escrow Agreement

Exhibit C-1    Certificate of Simon Glatz

Exhibit C-2    Certificate of John T. Drewry

Exhibit C-3    Certificate of Otto P. Jons

Exhibit D      Certificate from AME President

Exhibit E      Opinion of Counsel for Shareholders

Exhibit F-1    John T. Drewry Employment Agreement

Exhibit F-2    Otto P. Jons Employment Agreement

Exhibit G      Covenant Not to Compete

Exhibit H      Registration Agreement

Exhibit I      Certificate from NRC

Exhibit J      Opinion of Counsel for NRC